EX-99.906CERT

CERTIFICATION

Arthur Q. Johnson, President and Chief Financial Officer of Mundoval Funds (the “Registrant”), certifies to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2007 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

            President

            Chief Financial Officer

            Mundoval Funds

            Mundoval Funds

            /s/ Arthur Q. Johnson                                                    /s/ Arthur Q. Johnson
            Arthur Q. Johnson                                                        Arthur Q. Johnson

            Date:          5/3/07                                                         Date:          5/3/07

            A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Mundoval Funds and will be retained by Mundoval Funds and furnished to the Securities and Exchange Commission (the

            “Commission”) or its staff upon request.

            This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.